Item 23
                                                           Other Exhibits (a)


                             POWER OF ATTORNEY

     The undersigned hereby constitute and appoint, Margaret W. Chambers, Marie E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie Pierce, Elba Vasquez, and Karen Jacoppo-Wood, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Dreyfus Premier Worldwide Growth Fund, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/Clifford L. Alexander, Jr.                               June 1, 1999
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Clifford L. Alexander, Jr.

/s/Peggy C. Davis                                           June 1, 1999
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Peggy C. Davis

/s/Joseph S. DiMartino                                      June 1, 1999
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Joseph S. DiMartino

/s/Ernst Kafka                                              June 1, 1999
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Ernst Kafka

/s/Saul B. Klaman                                           June 1, 1999
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Saul B. Klaman

/s/Nathan Leventhal                                         June 1, 1999
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Nathan Leventhal